Exhibit 10.25

UCI INTERNATIONAL, INC.

2010 EQUITY INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND

RESTRICTED STOCK AWARD AGREEMENT

UCI International, Inc., a Delaware corporation (the “Company”), pursuant to the UCI International, Inc. 2010 Equity Incentive Award Plan (the “Plan”), hereby grants to the individual listed below (“Participant”) the number of shares of the Company’s Common Stock (the “Shares”) set forth below. This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Agreement.

Participant:

Grant Date:	[ ]

Total Number of Shares of Restricted Stock:

Vesting Schedule:	[ ]

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Agreement and the Plan. Additionally, by signing below, Participant agrees that Participant has read, fully understands and agrees to abide by the terms of the Company’s Insider Trading Policy and has read and fully understands the Plan Prospectus and Prospectus Supplement, if applicable. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Restricted Stock Agreement.

UCI INTERNATIONAL, INC.:	PARTICIPANT:

By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, UCI International, Inc., a Delaware corporation (the “Company”), has granted to Participant the number of shares of Restricted Stock under the UCI International, Inc. 2010 Equity Incentive Award Plan (the “Plan”) indicated in the Grant Notice. The Shares are subject to the terms and conditions of the Plan which are incorporated herein by reference. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

ARTICLE I

ISSUANCE OF SHARES

1.1 Issuance of Shares. Pursuant to the Plan and subject to the terms and conditions of this Agreement, effective on the Grant Date, the Company irrevocably grants to Participant the number of shares of Common Stock set forth in the Grant Notice (the “Shares”), in consideration of Participant’s agreement to remain in the service or employ of the Company or one of its Subsidiaries, and for other good and valuable consideration.

1.2 Issuance Mechanics. On the Grant Date, the Company shall issue the Shares to Participant and shall (a) cause a stock certificate or certificates representing the Shares to be registered in the name of Participant, or (b) cause such Shares to be held in book entry form. If a stock certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 4.1 below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.

ARTICLE II

FORFEITURE AND TRANSFER RESTRICTIONS

2.1 Forfeiture Restriction. Subject to the provisions of Section 2.2 below, in the event of Participant’s Termination of Service for any reason, including as a result of Participant’s death or disability, all of the Unreleased Shares (as defined below) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”), except as otherwise provided in a written agreement between the Participant and the Company. Upon the occurrence of such a forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant. The Unreleased Shares shall be held by the Company in accordance with Section 2.4 until the Shares are forfeited as provided in this Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Committee, to transfer the Unreleased Shares which have been forfeited pursuant to this Section 2.1 from Participant to the Company.

2.2 Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction in accordance with the vesting schedule set forth in the Grant Notice. Any of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction are referred to herein as “Unreleased Shares.” In the event any of the Shares are released from the Forfeiture

Restriction, any dividends or other distributions paid on such Shares and held by the Company pursuant to Section 2.4 shall be promptly paid by the Company to Participant. As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in book entry form, then the Company shall remove the notations on the book form. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

2.3 Transfer Restriction. No Unreleased Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

2.4 Escrow. The Unreleased Shares shall be held by the Company until the Shares are forfeited as provided in Section 2.1, until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. In such event, Participant shall not retain physical custody of any certificates representing Unreleased Shares issued to Participant. Participant, by acceptance of this Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of forfeited Unreleased Shares (and any dividends or other distributions paid on such Shares) to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

2.5 Rights as Stockholder. Except as otherwise provided herein, upon issuance of the Shares by the Company, Participant shall have all the rights of a stockholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares, provided, however, that the Participant shall not be entitled to receive any dividends with respect to any Shares that are unvested as of the date of payment of such dividends unless and until such shares become vested in accordance with Sections 2.1 and 2.2. Any dividends with respect to such unvested Shares shall be forfeited to the Company in the event such Shares are forfeited.

ARTICLE III

TAXATION AND TAX WITHHOLDING

3.1 Representation. Participant represents to the Company that Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

3.2 Section 83(b) Elections. If Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Shares as of the date of transfer of the Shares rather than as of the date or dates upon which Participant would otherwise be taxable under Section 83(a) of the Code, Participant shall deliver a copy of such election to the Company promptly upon filing such election with the Internal Revenue Service.

3.3 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) The Company has the authority to deduct or withhold, or require Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company may permit Participant to make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Company;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with respect to any withholding taxes arising as a result of the vesting of the Shares, by requesting that the Company or one of its Subsidiaries withhold a net number of vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv) with respect to any withholding taxes arising as a result of the vesting of the Shares, by tendering vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes; or

(v) in any combination of the foregoing.

(b) With respect to any withholding taxes arising as a result of the vesting of the Shares, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.3(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 3.3(a)(ii) or Section 3.3(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the Shares to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting of this Award or any other taxable event related to the Shares.

(c) In the event Participant’s tax withholding obligation will be satisfied under Section 3.3(a)(iii) above, then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those Shares that are then becoming vested as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy Participant’s tax withholding obligation. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described above, including the transactions described in the previous sentence, as applicable. Any shares of Common Stock to be sold at the Company’s direction through a broker-assisted sale will be sold on the day the tax withholding obligation arises (i.e., the date the Shares vest) or as soon thereafter as practicable. The shares of Common Stock may be sold as part of a block trade with other participants of the Plan in which all participants receive an average price. Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed Participant’s tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as practicable. Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Participant’s tax withholding obligation. The Company may refuse to issue any shares of Stock to Participant until the foregoing tax withholding obligations are satisfied.

ARTICLE IV

RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS

4.1 Legends. The certificate or certificates representing the Shares, if any, shall bear the following legend (as well as any legends required by the Company’s charter and applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE IN FAVOR OF THE COMPANY AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.2 Refusal to Transfer; Stop-Transfer Notices. The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.3 Removal of Legend. After such time as the Forfeiture Restriction shall have lapsed with respect to the Shares, and upon Participant’s request, a new certificate or certificates representing such Shares shall be issued without the legend referred to in Section 4.1, and delivered to Participant. If the Shares are held in book entry form, the Company shall cause any restrictions noted on the book form to be removed.

ARTICLE V

MISCELLANEOUS

5.1 Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

5.2 Entire Agreement; Enforcement of Rights. This Agreement, the Grant Notice and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge all prior discussions between them. No modification of or amendment to this Agreement or the Grant Notice, nor any waiver of any rights under this Agreement or the Grant Notice, shall be effective unless in writing signed by the parties to this Agreement and the Grant Notice.

5.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

5.4 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by electronic mail (with return receipt requested and received) or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified, if to the Company, at the Company’s principal offices, and if to Participant, at Participant’s address, electronic mail address or fax number in the Company’s employee records or as subsequently modified by written notice.

5.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.6 Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The Company may assign its rights under this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company without the prior written consent of Participant. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

5.7 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.8 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule

5.9 NO RIGHT TO CONTINUED SERVICE. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE LAPSING OF THE FORFEITURE RESTRICTION PURSUANT TO SECTION 2.1 HEREOF IS EARNED ONLY BY CONTINUING SERVICE TO THE COMPANY OR ONE OF ITS SUBSIDIARIES AS AN “AT WILL” EMPLOYEE OR CONSULTANT OF THE COMPANY OR ONE OF ITS SUBSIDIARIES OR AN INDEPENDENT DIRECTOR OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE FORFEITURE

RESTRICTION SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR INDEPENDENT DIRECTOR FOR SUCH PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH THE COMPANY’S OR ANY OF ITS SUBSIDIARIES’ RIGHT TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE TO THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

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